                                                                    EXHIBIT 99.1


      CTI MOLECULAR IMAGING, INC. REPORTS FINANCIAL RESULTS FOR THE SECOND
                             QUARTER OF FISCAL 2004
                    Net Revenues Increase 30% to $106 Million
           FDG Volumes Grow 60% While Pricing Trends Show Improvement
                           Earnings per Share of $0.12

KNOXVILLE, TN - MAY 5, 2004 - CTI Molecular Imaging, Inc. (Nasdaq: CTMI), a leading provider of positron emission tomography (PET) equipment, molecular biomarkers and services, today announced financial results for its second quarter ended March 31, 2004.

Net revenues for the second quarter were $106.3 million, a 30% increase over net revenues of $81.9 million for the same period last year. Net income was $5.8 million, or $0.12 per share on a fully-diluted basis, compared to $4.5 million, or $0.10 per share on a fully-diluted basis, in the prior fiscal year's second quarter.

"We are very pleased with our financial performance in the second quarter. Net revenues came in slightly ahead of our expectations and earnings per share were at the high end of our $0.11 to $0.12 guidance range. We achieved higher-than-expected gross margins of 39% in the quarter through more disciplined pricing and better positioning of PET scanners," said Ronald Nutt, Ph.D., President and Chief Executive Officer. "Additionally, CTI Solutions had an excellent quarter in terms of FDG dose volumes and pricing which provided an added benefit to both revenues and margins."

During the second quarter, on a consolidated basis CTI Molecular Imaging sold 45 scanners and booked orders for an additional 38 units. Of these scanners, CTI Molecular Imaging's direct distribution arm, CTI Solutions, shipped 9 scanners and booked orders for an additional 15 scanners. "As we announced yesterday, during the second quarter a major effort was expended by both CTI Molecular Imaging and Siemens to achieve a realignment of our distribution capabilities. We believe that the combination of our companies' individual strengths is in our mutual long-term interest. However, this undertaking did come at the expense of near term bookings as reflected in our lower-than-expected orders in the second quarter. Once the organizational changes are completed during the fiscal third quarter, we expect this action will create a much more powerful and efficient distribution team for us and that we will see benefits in the fourth quarter."

While scanner shipments were below plan in the second quarter for CTI Solutions, the segment did experience strong growth in sales of FDG. FDG doses increased 60% over the prior year's quarter and 16% sequentially, partially offset by a 3% sequential decline in average price. We opened two new molecular biomarker manufacturing and distribution centers in Birmingham, AL and Baltimore, MD. "FDG dose sales showed the best sequential unit growth rate in two years. We are encouraged by the stronger growth of PET scans being performed, as well as by the improved stability of FDG pricing. These two positive trends are indicative of a continued healthy end-market which gives us confidence that significant growth will continue in scanner demand," continued Dr. Nutt.

SEGMENT INFORMATION:


                                      Three Months Ended               Six Months Ended
                                           March 31,                       March 31,
(in thousands)                        2004            2003            2004            2003
                                    ---------       ---------       ---------       ---------
                                          (unaudited)                        (unaudited)
REVENUES, GROSS:
---------------
CPS                                 $  69,863       $  51,563       $ 125,349       $  87,306
Detector Materials                     15,524          15,009          27,612          28,270
CTI Solutions                          47,152          41,698          84,935          71,382
                                    ---------       ---------       ---------       ---------
Total                               $ 132,539       $ 108,270       $ 237,896       $ 186,958
                                    =========       =========       =========       =========

REVENUE ELIMINATIONS:
--------------------
CPS                                 $  (9,261)      $ (10,945)      $ (27,248)      $ (14,769)
Detector Materials                    (15,314)        (13,920)        (27,377)        (26,682)
CTI Solutions                          (1,682)         (1,441)         (2,882)         (2,984)
                                    ---------       ---------       ---------       ---------
Total                               $ (26,257)      $ (26,306)      $ (57,507)      $ (44,435)
                                    =========       =========       =========       =========

REVENUES, NET:
-------------
CPS                                 $  60,602       $  40,618       $  98,101       $  72,537
Detector Materials                        210           1,089             235           1,588
CTI Solutions                          45,470          40,257          82,053          68,398
                                    ---------       ---------       ---------       ---------
Total                               $ 106,282       $  81,964       $ 180,389       $ 142,523
                                    =========       =========       =========       =========

INCOME (LOSS) FROM OPERATIONS:
-----------------------------
CPS                                 $  11,741       $  10,479       $  17,959       $  16,640
Detector Materials                      8,471           5,294          15,177           9,644
CTI Solutions                          (4,242)         (2,395)         (9,182)         (4,840)
Corporate                                (179)           (987)         (3,851)           (529)
                                    ---------       ---------       ---------       ---------
Total                               $  15,791       $  12,391       $  20,103       $  20,915
                                    =========       =========       =========       =========

ORDERS, SHIPMENTS AND BACKLOG:

The following table summarizes new scanner orders and shipments on a consolidated basis:

                                          Three Months Ended        Three Months Ended
                                           March 31, 2004             March 31, 2003
                                        ---------------------      ---------------------
                                        Orders      Shipments      Orders      Shipments
                                        ------      ---------      ------      ---------
CTI Solutions                             15             9            25            12
CPS through other distributors            23            36            23            34
                                          --            --            --            --
Total                                     38            45            48            46
                                          ==            ==            ==            ==

Backlog on a consolidated basis at March 31, 2004 is $203.8 million. Backlog includes orders for PET and PET/CT scanners, cyclotrons and service and maintenance contracts, and excludes orders placed for FDG doses.

FINANCIAL OUTLOOK:

"We anticipate that the implementation of the announced realignment of the sales and marketing approach with Siemens may cause a one-time disruption to our financial results in the third quarter. For the third quarter, we expect revenue of approximately $95 million to $100 million and earnings per share of approximately $0.08 to $0.11. By the fourth quarter, we expect that the benefits of the sales realignment will become more apparent and we expect a strong fourth quarter. We will provide more detailed guidance for the fourth quarter once the distribution changes are in place," said Dr. Nutt.

EARNINGS CONFERENCE CALL INFORMATION:

The dial-in number for today's earnings call at 9:00 a.m. EDT is (706) 643-3432. A replay of the call will be available for one week until May 11, 2004. To hear this replay, please dial (800) 642-

1687 and enter the reservation number 7047822. A simultaneous webcast of the call will be accessible via the internet at www.ctimi.com under the Investor Relations section. A replay of the webcast will also be archived on this site.

ABOUT CTI MOLECULAR IMAGING:

CTI Molecular Imaging, Inc. is a leading supplier of products and services for positron emission tomography (PET), a diagnostic imaging technology used in the detection and treatment of cancer, cardiac disease and neurological disorders. Additional information is available at: www.ctimi.com.

ABOUT PET AND PET/CT:

PET images the biology of diseases at the molecular level, often before anatomic changes are visible or, in some cases, before symptoms appear. Diseases are biological processes and it is these processes that PET examines. PET/CT is a new imaging technology that combines the biological examination of patients by PET with the CT images of the body's structural detail. PET/CT technology improves the diagnostic accuracy and treatment management of patients by providing surgeons, radiation oncologists and other physicians with precise anatomical landmarks associated with the disease condition as determined by PET.


PET's whole-body imaging capability helps physicians improve their ability to detect and determine the location, extent and stage of cancer, neurological disorders and cardiac disease. By improving diagnosis, PET scans aid physicians in selecting better courses of treatment, as well as assessing whether treatment is effective or should be changed. Recent published clinical trials have shown that in a wide array of cancers, the use of PET has caused the treatment to be changed for 15 to 50% of patients, depending on the specific clinical question. In addition, PET and PET/CT provide both the patient and their physician with a degree of certainty that is often unavailable through other imaging methods.

CONTACTS:

CTI Molecular Imaging, Inc., Knoxville, TN
David N. Gill, 865-218-2000
Michael A. Lawless, 865-218-2000

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as "believe," "expect," "anticipate," "intend," "on pace," "estimate" or similar expressions, include statements regarding CTI's financial outlook for 2004, the anticipated financial impact and operational improvements resulting from the new distribution arrangement with Siemens, future demand for scanners, future pricing trends and any other statements that necessarily depend on future events. Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: competition; uncertainties and potential difficulties regarding the implementation of the new distribution arrangement with Siemens; the seasonality of capital equipment sales; the availability and amount of third-party payor reimbursement for PET procedures; Siemens' option to purchase a majority interest in CPS, CTI's subsidiary that develops and manufactures PET scanners; market acceptance of and demand for PET products in general and CTI's products and services in particular; the timing of orders from distribution partners and customers; legislative and regulatory developments; the timing of research and development and marketing expenses;

relationships with suppliers and distributors; pricing; customer demand for financing services; and general economic conditions, such as interest rates. CTI undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect CTI or cause actual results to differ materially from those anticipated in forward-looking statements are included in CTI's Annual Report on Form 10-K for the fiscal year ended September 30, 2003 and Quarterly Report on Form 10-Q for the quarter ended December 31, 2003.

                           CTI Molecular Imaging, Inc
                           Consolidated Balance Sheets


                                                                         March 31,    September 30,
(in thousands)                                                             2004           2003
                                                                         ---------    -------------
                                                                         (unaudited)
  ASSETS
Current assets:
Cash and cash equivalents                                                 $ 56,134      $ 49,978
Accounts receivable -- trade, net                                           46,421        72,240
Accounts receivable -- related party, net (1)                               33,986        42,430
Inventories                                                                 90,917        70,852
Deferred tax asset                                                          19,197        17,751
Prepaid expenses and other current assets                                    6,611         7,691
                                                                          --------      --------
  Total current assets                                                     253,266       260,942
                                                                          ========      ========

Property and equipment, net                                                119,327       107,293
Goodwill                                                                    25,076        25,040
Other assets                                                                20,988        31,773
                                                                          --------      --------
  Total assets                                                            $418,657      $425,048
                                                                          ========      ========


  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Trade accounts payable                                                  $ 31,155      $ 46,507
  Current maturities of long-term debt and capital lease obligations         3,939         5,501
  Accrued liabilities                                                       22,444        25,854
  Customer advances                                                          9,875         6,863
  Income taxes payable                                                       4,705         3,724
                                                                          --------      --------
    Total current liabilities                                               72,118        88,449
                                                                          --------      --------

Other long-term liabilities                                                  1,709         2,332
Deferred tax liability                                                       5,844         8,999
Long-term debt and capital lease obligations                                17,380        18,688
                                                                          --------      --------
    Total liabilities                                                       97,051       118,468
                                                                          --------      --------

Minority interest                                                           51,457        46,727

Shareholders' equity                                                       270,149       259,853
                                                                          --------      --------
    Total liabilities and shareholders' equity                            $418,657      $425,048
                                                                          ========      ========

(1) Represent receivables from Siemens Medical Solutions USA, Inc.

                           CTI Molecular Imaging, Inc.
                      Consolidated Statements of Operations

                                                               Three Months Ended                      Six Months Ended
                                                                    March 31,                               March 31,
                                                          -------------------------------       -------------------------------
                                                              2004               2003               2004               2003
                                                          ------------       ------------       ------------       ------------
(In thousands, except share and per share data)                     (unaudited)                           (unaudited)


Revenues                                                  $    106,282       $     81,964       $    180,389       $    142,523
Cost of revenues                                                65,135             49,384            108,870             82,030
                                                          ------------       ------------       ------------       ------------
  Gross margin                                                  41,147             32,580             71,519             60,493
                                                          ------------       ------------       ------------       ------------
Operating expenses:
  Selling, general and administrative expenses                  16,145             12,429             31,859             24,633
  Research and development expenses                              8,652              7,435             18,487             14,064
  Stock-based compensation expense                                 559                325              1,070                881
                                                          ------------       ------------       ------------       ------------
  Total operating expenses                                      25,356             20,189             51,416             39,578
                                                          ------------       ------------       ------------       ------------

Income from operations                                          15,791             12,391             20,103             20,915
Interest expense, net                                              309                199                788                275
Other income                                                       (72)              (238)              (760)              (679)
                                                          ------------       ------------       ------------       ------------
Income before income taxes and minority interest                15,554             12,430             20,075             21,319

Provision for income taxes                                       5,930              4,594              7,629              8,086
                                                          ------------       ------------       ------------       ------------

Income before minority interest                                  9,624              7,836             12,446             13,233
Amount applicable to minority interest, net of taxes             3,857              3,316              5,961              5,329
                                                          ------------       ------------       ------------       ------------


Net income                                                $      5,767       $      4,520       $      6,485       $      7,904
                                                          ============       ============       ============       ============

Earnings per share
  Basic                                                   $       0.13       $       0.11       $       0.15       $       0.19
  Diluted                                                 $       0.12       $       0.10       $       0.14       $       0.17
Weighted average shares
  Basic                                                     44,581,083         42,929,659         44,455,362         42,467,888
  Diluted                                                   46,592,397         46,582,627         46,508,318         46,610,690